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                                                                    EXHIBIT 10.3

                    LICENSE AND CREDIT ENHANCEMENT AGREEMENT


          THIS LICENSE AND CREDIT ENHANCEMENT AGREEMENT ("Agreement") is entered into effective as of the ____ day of May, 2000, between Cafe Odyssey, LLC, a Minnesota limited liability company ("Licensor"), and Odyssey Restaurants, LLC, a Minnesota limited liability company ("Licensee"):

                                   WITNESSETH:

          WHEREAS, Licensor expects to acquire from PopMail.com, Inc. ("PopMail") the Cafe Odyssey Restaurant located in the Mall of America in Bloomington, Minnesota and the Cafe Odyssey Restaurant located in the Denver Pavilions Shopping Center in Denver, Colorado (the "Existing Cafe Odyssey Restaurants"); and

          WHEREAS, Licensor also expects to acquire from PopMail certain intellectual property rights which are used in connection with the Existing Cafe Odyssey Restaurants; and

          WHEREAS, Licensee desires to obtain the right to develop new Cafe Odyssey Restaurants and, in connection therewith, Licensee desires to obtain a perpetual nonexclusive license to use such intellectual property rights; and

          WHEREAS, Licensee also wants Licensor to provide certain financial assistance and credit enhancements in connection with Licensee's development of new Cafe Odyssey Restaurants; and

          WHEREAS, Licensor and Licensee have entered into a Management Agreement effective as of even date herewith, pursuant to which Licensee will manage the Existing Cafe Odyssey Restaurants on behalf of Licensor upon the terms and subject to the conditions thereof (the "Management Agreement"); and

          WHEREAS, as a condition to entering into the Management Agreement, Licensee has required Licensor to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF LICENSE. Licensor hereby grants unto Licensee a perpetual nonexclusive right, upon the terms and subject to the conditions hereinafter set forth, to use all intellectual property rights including, without limitation, all trade names and trademarks which are developed for use in connection with Cafe Odyssey Restaurants and which are now or hereafter owned by


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Licensor (the "Intellectual Property Rights"), but only in connection with any
Cafe Odyssey Restaurants owned by Licensee. This license is coupled with an interest and is irrevocable and nonterminable except in accordance with the terms hereof. Licensor makes no representation or warranty to Licensee with respect to the validity, or any other aspect, of the Intellectual Property Rights and Licensor shall have no obligation to register, take any actions to obtain registration of, or continue registration of any Intellectual Property Rights under applicable law. In addition, Licensor shall not be required to defend Licensee against any infringement, unfair competition or other claim respecting Licensee's use of any Intellectual Property Rights. Licensee agrees not to contest Licensor's sole right to register, use or to license the Intellectual Property Rights to others except to the extent necessary to protect Licensee's rights under this Agreement. Upon any termination of this Agreement, Licensee shall execute such documents and perform such acts as may be reasonably necessary to evidence Licensee's disassociation from Licensor and the fact that Licensee has ceased using any of the Intellectual Property Rights and that Licensee has no further interest or right thereto.

     2. LIMITATIONS ON LICENSE. Notwithstanding anything to the contrary in this Agreement, Licensee shall have no right to assign the license rights granted in Section 1 above without first obtaining the written consent of Licensor, which consent shall be granted only if the proposed assignee is acquiring a Cafe Odyssey Restaurant owned by Licensee and such proposed assignee agrees in a writing reasonably acceptable to Licensor to be bound by such limitations as are reasonably necessary to protect the Intellectual Property Rights. The license of rights granted to Licensee in Section 1 above shall terminate and may no longer be used by Licensee on the date on which Licensee no longer owns any Cafe Odyssey Restaurant.

     3. MODIFICATIONS TO RESTAURANT CONCEPT. Although Licensee shall have the right, in connection with its operation of any new Cafe Odyssey Restaurants, to modify the concepts used in connection with and the ambiance of the Existing Cafe Odyssey Restaurants, Licensee shall not have the right to modify such concepts or ambiance in a manner that would materially adversely affect the value of the Existing Cafe Odyssey Restaurants or the Intellectual Property Rights.

     4. DEVELOPMENT RIGHTS. Licensor hereby grants Licensee the exclusive right prior to the third anniversary of the Management Agreement (the "Exclusive Development Rights Expiration Date"), to develop, own and operate the next four
(4) Cafe Odyssey Restaurants in any location (other than the Twin Cities and the Denver metropolitan areas). In addition, Licensee shall have the right to develop, own and operate a total of four (4) new Cafe Odyssey Restaurants (including among such four (4) restaurants any new Cafe Odyssey Restaurants which are opened prior to the Exclusive Development Rights Expiration Date) whether or not any of such restaurants are opened prior to the Exclusive Development Rights Expiration Date. Further, if, after Licensee has developed the four (4) new Cafe Odyssey Restaurants provided for in this Section, Licensee desires to develop, own and operate additional new Cafe Odyssey Restaurants (the "Additional New Cafe Odyssey Restaurants"), Licensee shall request Licensor's approval therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything herein to the contrary, Licensor shall not be obligated to guarantee a lease for any such Additional New Cafe Odyssey Restaurant.



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     5.   LICENSOR'S APPROVAL RIGHTS. Notwithstanding anything to the contrary in this Agreement, Licensee's right to develop new Cafe Odyssey Restaurants shall be conditioned upon Licensee's obtaining Licensor's prior written approval of the proposed location and the terms and conditions of any lease for such site, which approval will not be unreasonably withheld, conditioned or delayed.

     6. GUARANTEES OF LICENSOR. Licensor hereby agrees to execute and deliver a full, unconditional guarantee of any lease for a new Cafe Odyssey Restaurant (including the Dearborn Lease as described in Section 13 of this Agreement) which is entered into prior to the Exclusive Development Rights Termination Date, but only if Licensor has approved such lease agreement, which approval will not be unreasonably withheld, conditioned or delayed; provided that, in no event, shall Licensor be required to guarantee more than four (4) leases for new Cafe Odyssey Restaurants pursuant to this Section. Notwithstanding the foregoing, Licensor's obligation to enter into such guarantees shall terminate and have no further force and effect on the date the Management Agreement expires or is terminated for any reason other than because of Licensor's default in the performance of its obligations under the Management Agreement or because the Existing Cafe Odyssey Restaurants are closed by reason of casualty or condemnation or are sold, whether through a sale of assets or equity interests, or the date on which substantially all of the assets of, or the equity interests in Licensor are sold.

     7. NONCOMPETITION COVENANT. Licensor agrees that it shall not, either directly or indirectly, develop, or license or grant to any other entity the right to develop any Cafe Odyssey Restaurant in any resort, theme park or metropolitan area in which Licensee owns or is developing a Cafe Odyssey Restaurant. Further, Licensor shall not develop, directly or indirectly, or license or grant to any other entity the right to develop, any Cafe Odyssey Restaurant in any location until the earlier of (i) the Exclusive Development Rights Expiration Date, or (ii) the date on which Licensee has developed four
(4) new Cafe Odyssey Restaurants.

     8. BRIDGE LOAN AND PLEDGE. If Licensee proceeds with the development and construction of the proposed Cafe Odyssey Restaurant pursuant to the Dearborn Lease (as defined in Section 13 of this Agreement) Licensor agrees, if requested by Licensee, to loan Licensee up to Five Hundred Thousand Dollars ($500,000.00) to pay for the cost of leasehold improvements for such restaurant; provided that
(i) such loan proceeds shall be disbursed in a manner reasonably acceptable to Licensor and shall be used only to pay up to the last $500,000.00 in leasehold improvement construction costs, (ii) such loan shall be documented (at the time the first of such loan proceeds are to be drawn) in a manner reasonably satisfactory to Licensor, which documentation shall include, but not be limited to, a negotiable promissory note from Licensee to Licensor which will provide for interest to accrue at a rate of nine percent (9%) per annum and a maturity date of December 31, 2000, and a collateral pledge of options (which have an aggregate value equal to 150% of the amount of such loan on the date the loan documents are executed) to acquire stock in PopMail.com, Inc. held by Ronald K. Fuller or Thomas W. Orr to secure such loan, and (iii) no portion of the loan proceeds shall be disbursed prior to July 15, 2000. If Licensee enters into the Dearborn Lease, Licensor also agrees to pledge as collateral the cash flow from the Existing Cafe



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Odyssey Restaurants in order to secure repayment of up to but not more than
$1,300,000 in loans which are used to pay for any leasehold improvements to the premises to be demised under the Dearborn Lease; provided that any such security interest in such cash flow shall be subordinate in all respects to any of Licensor's existing credit facilities and any refinancings thereof.

     9. LEGAL PROCEEDINGS. If any claims, demands, suits or other legal proceedings are instituted by any person against Licensor or Licensee with respect to the subject matter of this Agreement, each of the parties hereto shall cooperate with each other and provide reasonable assistance in the defense or other disposition thereof.

     10.  NOTICES: AUTHORIZED REPRESENTATIVES.

          10.1 NOTICES. Any notice or report provided for or permitted under this Agreement shall be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Minnesota time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the third (3rd) day after deposit in the mail postage prepaid, if properly addressed (i) if to Licensor, to PopMail.com, Inc., c/o BaryCenter Capital Management,8260 NorthCreek Drive, Suite 140, Cincinnati, OH 45236, Attention: Stephen D. King, President, with a copy to Maslon Edelman Borman & Brand, LLP, 3300 Norwest Center, Minneapolis, MN 55402, Attention: Counsel for PopMail.com, Inc. or (ii) if to Licensee, to Odyssey Restaurants, LLC, a Minnesota limited liability company, Attention: Thomas W. Orr, 500 16th Street, Suite 350, Denver, CO 80202, with a copy to Senn Lewis & Visciano, 1801 California Street, Suite 4300, Denver, CO 80202, Attention: Mark A. Senn, Esq., or to such other address as Licensor may specify in a written notice to Licensee or Licensee may specify in a written notice to Licensor in accordance with this Section 10.1.

          10.2 AUTHORIZED REPRESENTATIVES. Subject to the other requirements of this Agreement, Licensor and Licensee agree that the following persons are entitled to act on its behalf in dealing with the other party and such other party shall be entitled to rely thereon:

          On behalf of Licensor:   Steven D. King

          On behalf of Licensee:   Thomas W. Orr
                                   Ronald K. Fuller

Licensor and Licensee shall each have the right to designate additional or substitute persons as authorized representatives by written notice to the other.

     11. NO FRANCHISE. It is the intention of the parties hereto that this Agreement does not constitute a franchise agreement and that the relationship between them shall not be deemed to be



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that of franchisor and franchisee. Each party agrees to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper to insure that this Agreement will not be deemed to be or treated as a franchise agreement, and that the relationship between the parties will not be deemed to be or treated as a franchisor-franchisee relationship, by any person, entity, court or any governmental or quasi-governmental agency.

     12. DISCLAIMER OF RELATIONSHIP. The relationship between Licensor and Licensee shall be that of licensor-licensee only. No term in this Agreement and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership, joint venture or franchisor-franchisee, nor to create any relationship of parent-subsidiary or any other affiliation between the parties.

     13. DEARBORN LEASE. Prior to the date of this Agreement, Maslon Edelman Borman & Brand, the attorneys for PopMail, have been negotiating a lease for a new Cafe Odyssey Restaurant for premises to be located in the Fairlane Town Center in Dearborn, Michigan (the "Dearborn Lease"). Contemporaneously with the execution of this Agreement, PopMail is assigning to Licensee any and all rights which PopMail may have with respect to the Dearborn Lease. Licensee hereby acknowledges that if Licensee enters into the Dearborn Lease, Licensee shall not be relying in any manner upon the advice or counsel of Maslon Edelman Borman & Brand with respect to the Dearborn Lease. Licensee further acknowledges that it is experienced in the acquisition, development, leasing, ownership and management of restaurants; that to the extent that Licensee's own expertise or experience with respect to any aspect of the Dearborn Lease or the location to be demised thereunder is insufficient to enable Licensee to reach an informed conclusion with respect to the desirability of entering into the Dearborn Lease, Licensee will have had the opportunity to engage, prior to the execution of the Dearborn Lease, the services of persons qualified to advise Licensee with respect to such matters including legal counsel of Licensee's choosing.

     14.  MISCELLANEOUS.

          14.1 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          14.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument to the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another identical counterpart of this Agreement, but having attached to it one or more additional signature pages.



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          14.3 NO BLANKET WAIVER. In the event of a waiver of a default by either party under this Agreement, such waiver shall not operate as a waiver of any subsequent default.

          14.4 ARBITRATION. Any disputes that may arise between the parties under this Agreement, or with respect to or arising out of subject matter hereof, shall be submitted to arbitration in the state of, and pursuant to the laws of, Minnesota under the following procedure:

          (1) Any party hereto (the "Initiating Party") can declare a dispute to be irreconcilable, thereby invoking binding arbitration, by giving notice thereof in accordance with the provisions of Section 10 hereof. Such notice shall identify the Initiating Party's designated independent arbitrator. Each arbitrator appoint pursuant to this Section 14.5 shall have at least ten (10) years of experience in the field of restaurant operations and management.

          (2) The party so notified (the "Responding Party") shall then have twenty (20) days to identify the Responding Party's designated independent arbitrator by notice to the Initiating Party and by having the Responding Party's designated arbitrator contact the Initiating Party's designated arbitrator within said twenty (20) days. If the Responding Party fails to do so, the Initiating Party may designate the Responding Party's arbitrator.

          (3) The two arbitrators shall, within twenty (20) days of the date they initially make contact, designate a third arbitrator. If the two arbitrators cannot agree within said twenty (20) days on a third arbitrator, then the two arbitrators shall petition the District Court of Hennepin County, Minnesota, to appoint the third arbitrator.

          (4) Notwithstanding anything herein to the contrary, at the time an Initiating Party invokes binding arbitration, the Initiating Party may request that the Responding Party agree upon a single arbitrator to determine the matter, in which event the arbitration shall proceed before, and be determined by, the single arbitrator agreed upon by the parties.

          (5) The arbitrators, using procedures of the American Arbitration Association or any like organization acceptable to the arbitrators, shall determine liability and damages, if any, to be awarded. The parties shall each advance their proportionate share of any advance fees required to be paid to the arbitrators. The losing party shall pay all arbitration fees and shall also be liable for attorneys' fees incurred by the successful party. Should the arbitrators determine that both parties bear some liability in connection with the dispute, then the arbitrators shall assess arbitration and attorneys' fees as they deem appropriate under the circumstances.

          (6) The award of the arbitrators shall be final and binding and may be enforced by the District Court of Hennepin County, Minnesota.

          14.5 WAIVER OF JURY TRIAL. NOTWITHSTANDING THE PROVISIONS OF THE PRECEDING SECTION, SHOULD ANY PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BE CONDUCTED IN THE COURTS OF MINNESOTA, OR ANY OTHER JURISDICTION, THE PARTIES EACH WAIVE TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

          14.6 ATTORNEYS' FEES. If any action (including a lawsuit, arbitration, mediation, or administrative proceeding) is brought for or on account of any breach of this Agreement, or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the substantially prevailing party shall be entitled to receive from the other party attorneys' fees and costs (including without limitation expert witness and consulting fees) incurred in the action.


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          14.7 FURTHER ASSURANCES. Each party agrees to do such things, perform such acts and make, execute acknowledge and deliver such documents as may be reasonably necessary or proper to insure that the purpose and intent of this Agreement are accomplished.

          14.8 AMENDMENTS. Any and all amendments to this Agreement shall be null and void unless approved by the parties in writing.

          14.9 HEADINGS. All headings in this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

          14.10 BINDING EFFECT. This Agreement shall be binding upon and be enforceable by Licensor, its successors and assigns, and shall be binding upon and be enforceable by Licensee, its successors and permitted assigns.

          14.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Licensor and Licensee with respect to the subject matter hereof.

          14.13 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota.

          IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement effective as of the date first set forth above.

                                          LICENSEE

                                          ODYSSEY RESTAURANTS, LLC



                                          By:    /s/ RK Fuller
                                              ----------------------------------
                                          Name:  Ronald K. Fuller
                                                --------------------------------
                                          Title: Chief Operating Manager
                                                -------------------------------


                                          LICENSOR

                                          CAFE ODYSSEY, LLC



                                          By:    /s/ Mark D. Dacko
                                              ----------------------------------
                                          Name:  Mark D. Dacko
                                                --------------------------------
                                          Title: Vice President
                                                --------------------------------













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